Exhibit 99.1

Motricity Completes Acquisition of Adenyo, Integrates Mobile

Advertising, Marketing and Analytics into the mCore Platform

Motricity Now Delivers Relevance-Based Mobile Advertising and Marketing

Campaigns to Hundreds of Millions of Users across a Wide Range of Devices

Including iPhone, iPad, Android, and BlackBerry

Bellevue, WA – April 14, 2011 – Motricity (NASDAQ: MOTR) today announced it has completed its acquisition of Adenyo, a mobile advertising, marketing, and analytics solutions provider with operations in the United States, Canada and Europe. Motricity’s integration of Adenyo’s capabilities into its software as a service platform, mCore, significantly expands the company’s solution set and available target markets. Motricity further strengthens its position to capitalize on the strong growth of both smartphone and mobile advertising markets. Furthermore, with the addition of leading global advertising agency and enterprise brand customers to its portfolio, Motricity is significantly expanding its customer and revenue base. Finally, Motricity is enhancing its ability to deliver a full range of mobile data service solutions to its mobile operator customers worldwide.

Adenyo enables brands, media companies, advertising agencies and mobile operators to directly engage consumers through the delivery of highly targeted mobile advertising and marketing campaigns - which are delivered predominately via smartphones, tablets and next generation mobile devices. Customers include: AT&T, McDonald’s, Coca-Cola, Ford Motor Company, Paramount Pictures, Garnier, Omnicom Media Group and Bouygues Telecom. Since the transaction was initially announced on January 31, 2011, Adenyo has continued to gain momentum, adding Visa, Samsung and Kraft as new customers.

“With the acquisition of Adenyo and integration of their platform into mCore we are changing the landscape of the mobile data services industry. Innovative operators, brands and agencies can now leverage Motricity’s software as a service platform to provide highly targeted mobile advertising, marketing and analytics solutions. Our expertise will help them expand their market reach and provide their customers with relevant content and services. Motricity is creating new revenue opportunities by expanding its customer base to include global brands and ad agencies,” said Ryan Wuerch, chief executive officer of Motricity. “Our focus in the coming years is to have one billion mobile customers worldwide accessing these offerings and services through Motricity’s mCore platform.”

The mobile industry continues to experience extremely rapid growth. ABI Research forecasts an unprecedented opportunity for growth in the mobile market, particularly in marketing and advertising, with global spend projected to reach $28.9 billion by 2014.

Terms of the transaction may be found in a current report on Form 8-K filed with the United States Securities and Exchange Commission, available on the Investor Relations section of Motricity’s website at www.motricity.com.

About Motricity, Inc.

Motricity (NASDAQ: MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right stuff, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity’s unique combination of technology, expertise and go-to-market approach deliver definitive return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow the company on Twitter @motricity.

Forward-looking Statements

Statements made in this release and related statements that express Motricity's or its management's intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding; the timing of the closing of the acquisition, the expected synergies and impact of the transaction, our view of general economic and market conditions, and the integration of Adenyo’s business into ours. They also include statements about our ability to develop, produce, market, license or sell our products, solutions and services, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, , our ability to achieve expected synergies, our ability to integrate Adenyo’s business into ours, and the risks and uncertainties described more fully in our filings with the Securities and Exchange Commission.

Media Contact:	Investor Contact:
Motricity	The Blue Shirt Group
Jennifer Morgan	Alex Wellins
Global Corporate Communication, Director	Managing Director
o: +1 425 638 8375 m: +1 206 931 4559	o: +1 415-217-5861
jennifer.morgan@motricity.com	alex@blueshirtgroup.com

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